                                                                   Exhibit 10.10


                                RELEASE AGREEMENT

                                                                January __, 1997

Vitro, Sociedad Anonima
Ave. Santa Engracia  No. 400
Colonia Valle del Campestre
Garza Garcia, N.L.  66250
Mexico

Attention:  Tomas Cantu Gonzalez

                  Reference is made to Section 9.A. of that certain Agreement dated as of December 18, 1996, between Vitro, Sociedad Anonima, a corporation organized under the laws of Mexico ("Vitro"), Consumers Packaging Inc. for itself and on behalf of Anchor Glass Acquisition Corporation, a Delaware corporation ("New Anchor"), pursuant to which Vitro agreed that upon (i) the delivery of an effective release of Vitro from any and all obligations and claims by or on behalf of Anchor Glass Container Corporation, a Delaware corporation ("Anchor"), or the Official Committee of Unsecured Creditors of Anchor (the "Creditors' Committee") appointed in the case commenced under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 301 et seq. in the United States Bankruptcy Court for the District of Delaware pending under Case No. 96-1434 PJW with respect to Anchor (the "Reorganization Case") and (ii) the satisfaction of certain other conditions, Vitro shall contribute $8.4 million to the bankruptcy estate of Anchor (the "Vitro Contribution").

                  In consideration of the Vitro Contribution, each of Anchor, New Anchor and the Creditors' Committee hereby releases unconditionally Vitro and each of its officers, directors, shareholders, employees and other agents, in each case acting on behalf of Vitro, and each of their respective successors, executors, administrators, heirs and assigns (all such entities are collectively referred to as the "Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the date hereof in any way relating to the Releasees, Anchor, the Creditors' Committee or the Reorganization Case, except for defenses, offsets and counterclaims which Anchor may have or assert in respect of any claims Vitro may assert in the Reorganization Case.

                                          Very truly yours,

                                          ANCHOR GLASS CONTAINER CORPORATION,



                                          By: /s/  Carl H. Young, III
                                              ----------------------------------
                                                Name:   Carl H. Young, III
                                                Title:  Vice President


                                          ANCHOR GLASS ACQUISITION CORPORATION,



                                          By: /s/  John J. Ghaznavi
                                              ----------------------------------
                                                Name:   John J. Ghaznavi
                                                Title:  Chief Executive Officer


                                          OFFICIAL COMMITTEE OF UNSECURED
                                          CREDITORS OF ANCHOR GLASS CONTAINER
                                          CORPORATION,



                                          By: /s/ Ralph Chin
                                              ----------------------------------
                                                Name:   Ralph Chin
                                                Title:  Chairperson


AGREED AND ACKNOWLEDGED:

VITRO, SOCIEDAD ANONIMA,


By:  /s/  Jose Antonio Lopez
     --------------------------------
     Name:  Jose Antonio Lopez
     Title:   Chief Financial Officer